UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 1, 2005 (January 26, 2005)

INVESTOOLS INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE	0-31226	76-0685039
State of Incorporation or Organization	(Commission File Number)	(I.R.S. Employer Identification No.)

585 East 1860 South, Provo, Utah		84606
Address of Principal Executive Offices		Zip Code

(281) 588-9102
Registrant’s telephone number,
including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01                                             Entry into a Material Definitive Agreement.

On January 26, 2005, INVESTools Inc. (the “Company”) and Timothy Knight entered into an executive employment agreement (the “Agreement”) defining the terms of Mr. Knight’s service as Vice President of Technology of the Company.  Under the terms of the two-year Agreement, Mr. Knight will receive an annual base salary of $180,000 and a discretionary bonus with a target amount for achieving certain objectives of not less than 35% of his base salary.  Mr. Knight also received options to purchase 50,000 shares of the Company’s common stock at an exercise price of $3.70 per share, which represents the closing price of the Company’s common stock on January 26, 2005.

With respect to termination provisions under the Agreement, for termination without cause, the Company shall have the right to terminate Mr. Knight’s employment by providing 30 days written notice, in which case the Company shall provide Mr. Knight with severance compensation in an amount equal to six months’ base salary, less applicable taxes.  The Agreement also contains non-competition and non-interference or solicitation provisions.

A copy of the Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Item 2.01                                             Completion of Acquisition or Disposition of Assets.

On January 27, 2005, the Company announced the acquisition of Prophet Financial Systems, Inc. (“Profit Financial”), a California Web-based content and services provider that enables active investors to use technical analysis to trade more profitably(“Profit Financial”), pursuant to a Stock Purchase Agreement dated as of January 26, 2005, by and between the Company, Prophet Financial, each of Timothy Knight and Andreas Bechtolsheim, and each of the individuals or entities listed on Exhibit A thereto (the “Purchase Agreement”).  Pursuant to the Purchase Agreement, the Company acquired all of the issued and outstanding stock of Prophet Financial for $7.9 million in cash.  In addition, Timothy Knight, Prophet Financial’s Chief Executive Officer, President and Founder, entered into a two-year executive employment agreement with the Company (see Item 1.01).

The description contained in this Item 2.01 of the transactions contemplated by the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the acquisition is attached as Exhibit 99.1 to this Current Report of Form 8-K and is incorporated herein by reference.  The press release should be read in conjunction with the note regarding forward-looking statements, which is included in the text of the press release.

Item 9.01                                             Financial Statements and Exhibits.

(a)                                  Financial Statements of Business Acquired.  As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial statements required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within 75 calendar days after the date of the Agreement.

(b)                                 Pro Forma Financial Information.  As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the pro forma financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K within 75 calendar days after the date of the Agreement.

(c)                                  Exhibits.

2.1

Stock Purchase Agreement dated as of January 26, 2005, among the Company, Prophet Financial, each of Timothy Knight and Andreas Bechtolsheim, and each of the individuals or entities listed on Exhibit A thereto.

10.1	Executive Employment Agreement dated January 26, 2005, by and between the Company and Timothy Knight.

99.1	Press Release dated January 27, 2005 issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVESTOOLS, INC.

	By:	/s/	Paul A. Helbling
Paul A. Helbling
Chief Administrative Officer

Dated: February 1, 2005

EXHIBIT INDEX

No.	Description

2.1

Stock Purchase Agreement dated as of January 26, 2005, among the Company, Prophet Financial, each of Timothy Knight and Andreas Bechtolsheim, and each of the individuals or entities listed on Exhibit A thereto.

10.1	Executive Employment Agreement dated January 26, 2005, by and between the Company and Timothy Knight.

99.1	Press Release dated January 27, 2005 issued by the Company.